Exhibit 4.1
AKEENA SOLAR, INC.
2006 Incentive Stock Plan
RESTRICTED STOCK AGREEMENT
(Non-Assignable)

XXX Shares of Common Stock of
AKEENA SOLAR, INC.
THIS CERTIFIES that on DATE, NAME (“Holder”) was granted XXX shares of fully paid and non-assessable shares (“Shares”) of the Common Stock (par value $0.001 per share) of Akeena Solar, Inc. (“Corporation”), a Delaware corporation, pursuant to the terms of the Corporation’s 2006 Incentive Stock Plan as approved by a majority of the shareholders of the Corporation by written consent on August 11, 2006, as may be amended or supplemented from time-to-time (“Plan”), the terms and conditions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his execution of this agreement. A determination of the Committee (as defined in the Plan) under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Award and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.
     TERMS AND CONDITIONS. It is understood and agreed that the award evidenced by this agreement is subject to the following terms and conditions:
     1. Restrictions. (a) The Holder shall be entitled to exercise and enjoy all rights and entitlements of ownership of shares, including the right to vote and receive dividends, except that until the Restriction Period shall expire, all restrictions and limitations set forth in this agreement and the Plan shall apply. The Shares shall constitute Restricted Stock of the Corporation issued pursuant to the Plan. Each certificate for Restricted Stock issued or issuable hereunder shall be registered in the name of the Holder, and deposited by the Holder, together with a stock power endorsed in blank (in the form attached hereto as Exhibit A), with the Corporation until such time as the Restriction Period shall have expired. Such certificate(s) shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.
          (b) The Shares shall be subject to all of the terms and conditions of the award as specified by the Committee in connection with the award to Holder and the Committee’s deliberations with respect thereto.
          (c) The Restriction Period shall expire as to one-quarter (1/4) of the Shares on each of the first four anniversaries of the date hereof; provided that the Restriction Period shall expire on such earlier date as the conditions set forth below are satisfied.
          (d) The Holder will not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber the Shares and any such attempted disposition or encumbrance shall be void and unenforceable. Notwithstanding anything herein to the contrary, the Shares may be transferred, conveyed or assigned to family members, charities, trusts established solely for the benefit of such family members and charities and entities, such as partnerships and limited liability companies, of which the only interest holders are members of the grantee’s family, or trusts for their benefit, and revocable grantor trusts and that such further modifications relating to transfer and assignment complying with the then applicable rules and regulations of the Securities and Exchange Commission and stock exchange acceptable to counsel to the Corporation shall have been complied with.
          (e) Subject to the provisions of the Plan, upon the lapse of the Restriction Period the Holder shall become entitled to receive a stock certificate evidencing the Shares and the restrictions referred to herein shall become null and void and cease to exist with respect to such Shares.
     2. Regulatory Compliance and Listing. The issuance or delivery of any stock certificates representing Shares as to which the Restriction Period has lapsed may be postponed by the Corporation for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange or the NASDAQ system, rules and regulations and requirements under any other law, rule or regulation applicable to the issuance or delivery of such Shares, and the Corporation shall not be obligated to deliver any such Shares to the Holder if delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority, any national securities exchange or the NASDAQ system.
     3. Investment Representations and Related Matters. The Holder hereby represents that the Shares awarded pursuant to this agreement are being acquired for investment purposes and not for resale or with a view towards distribution thereof. The Holder acknowledges and agrees that any sale or distribution of Shares as to which the period of restriction has lapsed may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (“Securities Act”), which registration statement has become effective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, prior to any such sale or distribution. The Holder hereby consents to such action as the Corporation deems necessary or appropriate from time-to-time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this agreement, including but not limited to placing restrictive legends on certificates evidencing Shares (whether or not the period of restriction applicable thereto has lapsed) and delivering stop transfer instructions to the Corporation’s stock transfer agent.
     4. No Right To Continued Employment; Forfeiture. This agreement does not confer upon the Holder any right to continued employment by the Corporation or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right to the Holder’s employer to terminate employment at any time for any reason or no reason. Unless otherwise determined by the Committee, in the event the Holder ceases to be an employee or otherwise associated with the Corporation or any of its subsidiaries or affiliated companies, all Shares for which the Restriction Period has not yet expired, shall immediately be forfeited and the Corporation shall have the right to complete the blank stock power attached hereto as Exhibit A.

     5. Construction. The Plan and this agreement will be construed by and administered under the supervision of the Committee and the Secretary, and all determinations will be final and binding on the Holder.
     6. Dilution. Nothing in the Plan or this agreement will restrict or limit in any way the right of the Board of Directors of the Corporation to issue or sell stock of the Corporation (or securities convertible into stock of the Corporation) on such terms and conditions as it deems to be in the best interests of the Corporation, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any stock bonus or employee stock ownership plan.
     7. Authorization. The Holder hereby irrevocably appoints the Secretary and each of the Corporation’s officers, employees and agents as the Holder’s true and lawful attorneys with power (i) to sign in the Holder’s name and on the Holder’s behalf stock certificates and stock powers covering some or all of the Shares and such other documents and instruments as the Secretary or any such officer, employee or agent deems necessary or desirable to carry out the terms of this agreement and (ii) to take such other action as the Secretary or any such officer, employee or agent deems necessary or desirable to effectuate the terms of this agreement. This power, being coupled with an interest, is irrevocable. The Holder agrees to execute such other stock powers and documents as may be reasonably requested from time-to-time by the Secretary to effectuate the terms of this agreement.
     8. Bound by Plan. The Holder hereby agrees to be bound by all of the terms and provisions of the Plan, a copy of which is available to him upon request.
     9. Notices. Any notice hereunder to the Corporation shall be addressed to it c/o Akeena Solar, Inc., 605 University Avenue, Los Gatos, California 95032, Attention: Secretary and any notice hereunder to the Holder shall be addressed to the Holder at the last known home address shown in the records of the Corporation, subject to the right of any party hereto to designate another address at any time hereafter in writing.
     10. Counterparts. This agreement maybe executed in counterparts each of which taken together shall constitute one and the same instrument.
     11. Governing Law. This agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without reference to principles of conflicts of laws.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Corporation caused this agreement to be executed by a duly authorized officer.

Dated:	AKEENA SOLAR, INC.
By:

ACCEPTED AND ACKNOWLEDGED:

By:

Print Name:

Dated:	, 200

EXHIBIT A
IRREVOCABLE STOCK POWER
FOR VALUE RECEIVED, NAME
(the Undersigned or Pledgor, whether one or more) hereby sells, assigns and irrevocably transfer to AKEENA SOLAR, INC., TAXPAYER IDENTIFYING NO. 90-0181035

IF STOCK, COMPLETE THIS PORTION	__________ shares of the ___________ stock of AKEENA SOLAR, INC., a Delaware corporation (“Company”), represented by Certificates(s) No.(s) _______________ inclusive, standing in the name of the Undersigned on the books of said Company.
     The Undersigned hereby irrevocably constitutes and appoints David N. Wallace or Barry Cinnamon attorney to transfer the said stock(s), as the case may be, on the books of said Company, with full power of substitution in the premises.
     Power is given to the holder hereof to fill in any and all blanks in this instrument.
     The Undersigned ratifies and confirms all acts that said attorney or any substitute(s) under this power shall lawfully do by virtue hereof.

IMPORTANT
Signature must correspond with the name as written upon the face of the certificate.

DATED: , 200 .

Witness Signature	Signature Print Name: NAME